Exhibit 99.5

Vintage Wine Estates, Inc. Announces Filing of Super 8-K in Connection With the Completion of Its Business Combination with Bespoke Capital Acquisition Corp.

Reaffirms Fiscal Year 2021 Guidance

SANTA ROSA, Calif., June 11, 2021 (GLOBE NEWSWIRE) – Vintage Wine Estates, Inc. (NASDAQ: VWE) (TSX: VWE.U) (TSX: VWE.WT.U) (“VWE” or the “Company”), one of the fastest growing U.S. wine producers with an industry leading direct-to-customer platform, today announced that it has filed with the U.S. Securities and Exchange Commission (“SEC”) its Form 8-K (the “Super 8-K”), in connection with the completion of the business combination with Bespoke Capital Acquisition Corp.

As part of the Super 8-K, VWE, the entity prior to the completion of the business combination, reported its financial results for the nine months ended March 31, 2021. VWE reported net revenue of $163.7 million, net income of $15.3 million, and Adjusted EBITDA of $30.4 million. This represents 10% growth in net revenue and 54% growth in Adjusted EBITDA over the corresponding nine-month period in fiscal year 2020. These numbers exclude any contribution from the Kunde acquisition, which was completed in April 2021.

VWE continues to execute on its business strategy and reaffirms its guidance of pro forma net revenue of $220 million and Adjusted EBITDA of $46 million for fiscal year 2021. This includes the full year pro forma impact of the acquisition of Kunde.

About Vintage Wine Estates, Inc.

Vintage Wine Estates is a family of wineries and wines whose singular focus is producing the finest quality wines and incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon and Washington State. Since its founding 20 years ago, the Company has become a top 15 U.S. wine producer via organic and acquisitive growth, today selling more than 2 million nine-liter equivalent cases annually. To achieve this growth, the Company curates, creates, stewards and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale and exclusive brands arrangements with national retailers. VWE is diverse across price points and varietals with over 50 brands ranging from $10-$150 USD at retail, with the majority selling in the $12-$20 USD price range. For more information, visit https://www.vintagewineestates.com/.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of U.S. securities law and forward-looking information within the meaning of applicable Canadian securities law(collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “model,” “outlook,” “plan,” “pro forma,” “project,” “seek,” “should,” “will,” “would” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, business plans and strategies, expansion and acquisition opportunities, growth prospects and consumer and industry trends. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of VWE’s management and are not guarantees of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, fluctuations in prices, interest rates and market demand; failure to realize the anticipated benefits of combination with Bespoke Capital Acquisition Corporation; risks relating to the uncertainty of the projected financial information; the effects of competition on VWE’s future business; risks related to the organic and inorganic growth of VWE’s business and the timing of expected business milestones; the potential adverse effects of the ongoing COVID-19 pandemic on VWE’s business and the U.S. economy; declines or unanticipated changes in consumer demand for VWE’s products; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s significant reliance on its distribution channels; potential reputational harm to VWE’s brands from internal and external sources; possible decreases in VWE’s wine quality ratings; possible departures from VWE’s senior management team; integration risks associated with acquisitions; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to make payments on its indebtedness; and those factors discussed in documents of VWE filed with the U.S. Securities and Exchange Commission (“SEC”) or Canadian securities regulatory authorities. There may be additional risks that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date of this press release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

Use of Projections

The projections, estimates and targets in this press release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond VWE’s control. VWE’s independent auditors did not audit, review, compile or perform any procedures with respect to such projections, estimates or targets for the purpose of their inclusion in this press release, and accordingly, such auditors neither expressed an opinion nor provided any other form of assurance with respect thereto for the purpose of this press release. While all projections, estimates and targets are necessarily speculative, VWE believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying projected, expected or target results are inherently uncertain and are subject to a wide variety of risks and uncertainties, including but not limited to those set out in the immediately preceding paragraph, that could cause actual results to differ materially from those contained in such projections, estimates and targets. The inclusion of projections, estimates and targets in this press release should not be regarded as an indication that VWE or its representatives considered or consider such financial projections, estimates and targets to be a reliable prediction of future events. See “Forward-Looking Statements” above.

Financial Information; Non-GAAP Financial Measures

VWE uses Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies. This metric is also frequently used by analysts, investors and other interested parties to evaluate companies in VWE’s industry, when considered alongside other GAAP measures. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, casualty losses or gains, impairment losses, changes in the fair value of derivatives, restructuring related income or expenses, acquisition and integration costs, and certain non-cash, nonrecurring, or other items that are included in net income that VWE does not consider indicative of its ongoing operating performance, including COVID-related adjustments.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP. VWE believes this non-GAAP measure provide analysts, investors and other interested parties with additional insight into the underlying trends of VWE’s business and assists these parties in analyzing VWE’s performance across reporting periods on a consistent basis by excluding items that VWE does not believe are indicative of its core operating performance, which allows for a better comparison against historical results and expectations for future performance.

VWE management uses this non-GAAP measure to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short and long-term operating planning, employee incentive compensation, and debt compliance. This non-GAAP measure is not intended to replace the presentation of VWE’s financial results in accordance with GAAP. Use of the term Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. VWE has presented Adjusted EBITDA solely as supplemental disclosure because VWE believes it allows for a more complete analysis of VWE’s results of operations. Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations include:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA.

	Nine Months Ended March 31, 2021 (unaudited)	Nine Months Ended March 31, 2020 (unaudited)
Net income (loss)	$15,263,200	$(11,722,200)
Interest expense	9,173,100	13,092,700
Income tax provision (benefit)	4,517,000	(8,029,800)
Depreciation and Amortization	7,731,800	8,271,600
Amortization of label design fees	250,500	148,800
Gain on litigation proceeds(a)	(3,845,000)	—
Smoke taint reserve(b)	—	4,859,000
Stock-based compensation expense(c)	601,100	405,500
Inventory adjustment for casualty losses(d)	3,301,700	—
Net unrealized (gain) loss on interest rate swap agreements(e)	(8,212,200)	11,115,000
(Gain) loss on disposition of assets(f)	(998,800)	875,500
Deferred gain on sale leaseback(g)	(1,000,100)	(766,000)
Deferred rent adjustment(h)	375,600	375,600
Transaction expenses	3,014,800	—
COVID Impact(i)	100,000	—
Inventory acquisition basis adjustment(j)	97,500	1,118,100

Adjusted EBITDA	$30,370,200	$19,743,800

(a)	Litigation proceeds of $4,750,000 received from insurance less legal expenses related to smoke tainted inventory from fires in 2017. This is a non-recurring item.
(b)	Reflects an adjustment to inventory of $3,869,300 and certain administrative costs in connection with smoke damage from fires.
(c)	Stock-based compensation is a non-cash item that is reported as a compensation expense.
(d)	Reflects recognition of an inventory impairment charge in the second quarter of fiscal 2021 associated with inventory damage caused by the 2020 Northern California wildfires.
(e)	Reflects the non-cash change in fair value of the interest rate swaps for the period.
(f)	Reflects the gain or loss on the sale or disposal of property, plant, such equipment.
(g)	Reflects the deferred the gain on disposal of assets, which the Company recognizes over the 10-year lease as a reduction of rent expense.
(h)	The Company records non-cash deferred rent related to leases quarterly.
(i)	The Company recorded non-recurring costs of implementing safety protocols for production facilities, warehouse, tasting rooms, and offices in 2020 due to the COVID-19 pandemic.
(j)	An adjustment to cost of goods sold dependent on the timing of the sale of inventory purchased in business combinations.

VWE is not able to provide a reconciliation of fiscal year 2021 projected Adjusted EBITDA to projected net income without unreasonable effort.

Contacts:

Investors

ir@vintagewineestates.com

Media

Mary Ann Vangrin

MVangrin@vintagewineestates.com